EXHIBIT 21.1

                   SUBSIDIARIES OF REGISTRANT

There follows alphabetically a list of domestic and foreign subsidiaries of the registrant as of December 31, 1995. The names of particular subsidiaries which, considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 1995 within the meaning of Regulation S-X, have been omitted:

     State or Other
      Jurisdiction
        in which
   Name of Subsidiary                       Incorporated

Atlantic Research Corporation                 Delaware
Casco Investors Corporation                   New York
Casco Products Corporation                    Delaware
Casco Products Ltd.                           England
The Centor Company                            Missouri
Chromalloy San Diego Corporation              California
Chromalloy Aeroservices International Ltd.    Delaware
Chromalloy American Corporation               Delaware
Chromalloy Castings Miami Corporation         Delaware
Chromalloy Castings Tampa Corporation         Delaware
Chromalloy Compressor Technologies, Inc.      Delaware
Chromalloy Gas Turbine Corporation            Delaware
Chromalloy Gas Turbine Europa, B.V.           Netherlands
Chromalloy Heavy Industrial Turbines, Ltd.    Delaware
Chromalloy Men's Apparel, Inc.                Delaware
Chromalloy U.K. Ltd.                          England
Chromalloy Wallkill Corp.                     New York
Chromizing, S.A. de C.V.                      Mexico
CRO Foreign Sales Corporation                 U.S. Virgin Islands
GTC Gas Turbine, Ltd.                         England
Heurchrome, S.A.                              France
IMOS Italia S.R.L.                            Italy
Jamo Matrizjen B.V.                           Netherlands
Jet Services, Inc.                            California
Malichaud et CIE S.A.                         France
Materiels Equipements Graphiques              France
Nortech Acquisition Corp.                     Delaware
Northern Can Systems, Inc.                    Delaware
Sequa Capital Corporation                     New York
Sequa Chemicals Corporation                   Delaware
Sequa Chemicals Ltd.                          England
Sequa Coatings Corporation                    Indiana
Sequa Export Corporation                      U.S. Virgin Islands
Sequa Receivables Corporation                 Delaware
SNL Insurance, Ltd.                           Bermuda
Specialized Overhaul Services Group, Inc.     Delaware
SunRise Insurance Company                     Vermont
Turbine Support Europa B.V.                   Netherlands
Turbochrome, Ltd.                             Israel
TurboCombustor Technology, Inc.               Florida
Warwick International Group Ltd               England